Exhibit 107

Calculation of Filing Fee Tables

FORM TO-I

(Form Type)

AB Private Lending Fund

(Name of Issuer)

AB Private Lending Fund

(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation	Fee Rate	Amount of Filing Fee

Fees to Be Paid	$5,810,655.69(1)	0.00015310	$889.62(2)

Fees Previously Paid	$0.0		$0.0

Total Transaction Valuation	$5,810,655.69(1)

Total Fees Due for Filing			$889.62(2)

Total Fees Previously Paid			$0.0

Total Fee Offsets			$851.01(3)

Net Fee Due			$38.61(2)(3)

(1)

Calculated as the aggregate maximum purchase price for Class I common shares of beneficial interest (the “Class I Shares”), Class D common shares of beneficial interest (the “Class D Shares”) and Class S common shares of beneficial interest (the “Class S Shares” and together with the Class I shares and the Class D Shares, the “Shares”) of AB Private Lending Fund (the “Company”), based upon the net asset value per Share as of February 28, 2025. This amount is based upon the offer to purchase up to 229,761 Shares.

(2)

Calculated at $153.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by Fee Rate Advisory No. 1 for Fiscal Year 2025.

(3)

An aggregate fee of $851.01 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94609) on December 27, 2024 (the “December 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on February 6, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $851.01 filing fee paid in connection with the December 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		SC TO-I	005-94609	December 27, 2024		$851.01
Fee Offset Sources	AB Private Lending Fund	SC TO-I	005-94609		December 27, 2024		$851.01